EXHIBIT 99.1

News Release	News Release	News Release	News Release

FOR IMMEDIATE RELEASE

Media Contacts:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832
Amelia T. Woltering, amelia.t.woltering@aexp.com, +1.212.640.7034

Investors/Analysts Contacts:
Edmund Reese, edmund.reese@aexp.com, +1.212.640.5574
Shreya Patel, shreya.patel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS FOURTH QUARTER EARNINGS PER SHARE OF $2.32
AND FULL YEAR EPS OF $7.91

STRONG 2018 REVENUE GROWTH REFLECTS HIGHER CARD MEMBER SPENDING, LOANS AND CARD FEES

(Millions, except percentages and per share amounts)

	Quarters Ended December 31,			Years Ended December 31,
	2018	2017	Percentage Inc/(Dec)	2018	2017	Percentage Inc/(Dec)
Total Revenues Net of Interest Expense	$10,474	$9,707	8	$40,338	$36,878	9
Net Income (Loss)	$2,010	$(1,206)	#	$6,921	$2,748	#
Earnings (Loss) Per Common Share – Diluted:
Net Income (Loss) Attributable to Common Shareholders[1]	$2.32	$(1.42)	#	$7.91	$2.99	#
Average Diluted Common Shares Outstanding	852	865	(2)	859	886	(3)
# - Denotes a variance of 100 percent or more.

New York – January 17, 2019 - American Express Company (NYSE: AXP) today reported fourth-quarter net income of $2.0 billion, or $2.32 per share, compared with a net loss of $1.2 billion, or $1.42 per share, a year ago.

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[1]
Represents net income less (i) earnings allocated to participating share awards of $16 million and $2 million for the three months ended December 31, 2018 and 2017, respectively, and $54 million and $21 million for the years ended December 31, 2018 and 2017, respectively, and (ii) dividends on preferred shares of $19 million and $20 million for the three months ended December 31, 2018 and 2017 respectively, and $80 million and $81 million for the years ended December 31, 2018 and 2017, respectively.

The current period included $496 million, or $0.58 per share, of certain discrete tax benefits.  The year-ago period included a charge of $2.6 billion, or ($2.99) per share, related to the Tax Cuts and Jobs Act (the "Tax Act").

Fourth-quarter consolidated total revenues net of interest expense were a record $10.5 billion, up 8 percent from $9.7 billion a year ago. Excluding the impact of foreign exchange rates, adjusted revenues net of interest expense grew 10 percent.2  The rise reflected higher Card Member spending, loan volumes and card fees.

Consolidated provisions for losses were $954 million, up 14 percent from $834 million a year ago. The increase reflected growth in the loan portfolio and higher lending write-off rates.

Consolidated expenses were $7.7 billion, up 9 percent from $7.1 billion a year ago. The rise primarily reflected higher rewards and other customer engagement costs, which were partially offset by lower operating expenses.3

The consolidated effective tax rate was (9.8) percent, down substantially from a year ago.   The $496 million tax benefit mentioned above reflected changes in the tax method of accounting for certain expenses; the resolution of certain prior years' tax audits; and an adjustment to the company's 2017 provisional tax charge related to the Tax Act.  The effective tax rate for the quarter excluding these items was 17.3 percent.4

For the full year, the company reported net income of $6.9 billion, compared with net income of $2.7 billion a year ago. Earnings per share were $7.91, compared with $2.99 a year ago.

Revenues net of interest expense for the full year were a record $40.3 billion, up 9 percent (10 percent FX adjusted2) from $36.9 billion a year ago.

Consolidated expenses for the full year increased 8 percent to $28.9 billion from $26.7 billion a year ago.

__________

[2]
As reported in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2018 apply to the period(s) against which such results are being compared). Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

[3]	Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, and other expenses.
[4]	The effective tax rate excluding certain discrete tax benefits recognized in the fourth quarter of 2018 is a non-GAAP measure. Management believes the effective tax rate excluding these items is useful in evaluating the company's tax rate for the quarter relative to the full year. See Appendix I for a reconciliation to the effective tax rate on a GAAP basis.

"We continue to see very good returns on the investments we've been making to gain share and add scale," said Stephen J. Squeri, chairman and chief executive officer.  "Our growth throughout 2018 was broad-based and well-balanced across geographies and business lines.  Card Member spending rose an fx-adjusted 8 percent, lapping a strong year-ago quarter.  This was the sixth consecutive quarter with revenue growth of at least 8 percent, and it was driven again by higher Card Member spending, loans and card fees.

"The total revenue we generated in 2018 was well above our initial expectations and gave us the flexibility to make additional investments in the business each quarter.  We added 12 million new cards during the year, continued to enhance the range of benefits we offer, and continued to significantly expand the number of merchants in our network.  Robust top line growth, consistently good credit quality and the leverage we get from disciplined control of operating expenses delivered strong earnings per share each quarter.

"We remain focused on four strategic priorities:

▪	Expand leadership in the premium consumer space
▪	Build on our strong position in commercial payments
▪	Strengthen our global integrated network to provide unique value and
▪	Make American Express an essential part our customers' digital lives.

We've made great progress on each of them and feel very good about the competitive advantages that come from our business model.

"Our focus is on continuing to make the investments that can drive higher revenue growth, which is the foundation for consistent, double-digit EPS growth.  While there are mixed signals in the political and economic environment, based on what we see in the business we are starting 2019 from a position of strength.  We expect full year 2019 revenue growth to be between 8 and 10 percent and EPS to be between $7.85 and $8.35, subject to contingencies."

Global Consumer Services Group reported fourth-quarter net income of $702 million, up 13 percent from $624 million a year ago.

Total revenues net of interest expense were $5.6 billion, up 11 percent from $5.1 billion a year ago. The rise primarily reflected higher loans, Card Member spending, and card fees.

Provisions for losses totaled $726 million, up 13 percent from $641 million a year ago. The rise primarily reflected growth in the loan portfolio and an increase in the lending write-off rate.

Total expenses were $4.2 billion, up 17 percent from $3.6 billion a year ago. The rise primarily reflected higher rewards and other customer engagement costs and increased operating expenses.

The effective tax rate was 3 percent, down from 27 percent a year ago, reflecting the resolution of certain prior years' tax items and the reduction in the U.S. federal statutory tax rate.

Global Commercial Services reported fourth-quarter net income of $624 million, up 15 percent from $542 million a year ago.

Total revenues net of interest expense were $3.3 billion, up 8 percent from $3.1 billion a year ago. The increase primarily reflected higher Card Member spending.

Provisions for losses totaled $223 million, up 19 percent from $187 million a year ago, reflecting higher provision across both the charge and lending portfolios, in part driven by growth in receivable and loan balances.

Total expenses were $2.4 billion, up 12 percent from $2.1 billion a year ago. The rise primarily reflected higher rewards and other customer engagement costs and increased operating expenses.

The effective tax rate was 11 percent, down from 29 percent a year ago, reflecting the reduction in the U.S. federal statutory tax rate and the resolution of certain prior years' tax items.

Global Merchant and Network Services reported fourth-quarter net income of $501 million, up 9 percent from $459 million a year ago.

Total revenues net of interest expense were $1.6 billion, unchanged from a year ago. The current quarter reflected higher Card Member spending, offset by a decrease in the average discount rate and lower revenues from network partners.

Total expenses were $1.0 billion, up 5 percent from $949 million a year ago.

The effective tax rate was 20 percent, down from 31 percent a year ago, reflecting the reduction in the U.S. federal statutory tax rate, and the resolution of certain prior years' tax items.

Corporate and Other reported fourth-quarter net income of $183 million, compared with a net loss of $2.8 billion a year ago.  The current period included a portion of the above-mentioned discrete tax items while the year ago period reflected the impact of the Tax Act.

# # #

About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.

This earnings release should be read in conjunction with the company's statistical tables for the fourth-quarter 2018, available on the American Express website at http://ir.americanexpress.com and in a Form 8-K filed today with the Securities and Exchange Commission.

An investor conference call will be held at 5:00 p.m. (ET) today to discuss fourth-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

American Express Company plans to host its annual Investor Day on Wednesday, March 13, 2019 at 9 a.m. (ET). At the meeting, senior executives will discuss key business trends, initiatives and long-term strategies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address American Express Company's current expectations regarding business and financial performance, including management's outlook for 2019, among other matters, contain words such as "believe," "expect," "anticipate," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•
the company's ability to achieve its 2019 earnings per common share outlook, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations, the company's ability to control operating expense growth and generate operating leverage, and the company's ability to continue executing its share repurchase program; any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs; issues impacting brand perceptions and the company's reputation; the impact of any future contingencies, including, but not limited to, litigation-related settlements, judgments or expenses, the imposition of fines or civil money penalties, increases in Card Member reimbursements, restructurings, impairments and changes in reserves; the amount the company spends on customer engagement and the company's inability to drive growth from such investments; changes in interest rates beyond current expectations (including the impact of hedge ineffectiveness and deposit rate increases); a greater impact from new or renegotiated cobrand agreements than expected, which could be affected by volumes and customer engagement; and the impact of regulation and litigation, which could affect the profitability of the company's business activities, limit the company's ability to pursue business opportunities, require changes to business practices or alter the company's relationships with partners, merchants and Card Members;

•
the ability of the company to achieve its 2019 revenue growth outlook, which could be impacted by, among other things, weakening economic conditions in the United States or internationally, a decline in consumer confidence impacting the willingness and ability of Card Members to sustain and grow spending and revolve balances, growth in Card Member loans and the yield on Card Member loans not remaining consistent with current expectations, a greater decline of the average discount rate than expected, the strengthening of the U.S. dollar beyond expectations, the willingness of Card Members to pay higher card fees, lower spending on new cards acquired than estimated, and the company's inability to address competitive pressures and implement its strategies and business initiatives, including within the premium consumer segment, commercial payments, the global network and digital environment;

•
changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices charged to merchants that accept American Express cards, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;

•
a decline of the average discount rate by a greater amount than anticipated, including as a result of changes in the mix of spending by location and industry, merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), pricing initiatives, competition, pricing regulation (including regulation of competitors' interchange rates in the European Union and elsewhere) and other factors;

•
the company's delinquency and write-off rates and growth of provisions for losses being higher or lower than current expectations, which will depend in part on changes in the level of loan and receivable balances and delinquencies generally as well as in areas impacted by natural disasters, the mix of balances, including a greater-than-expected shift in mix toward non-cobrand lending products, newer vintages and balance transfers, loans and receivables related to new Card Members and other borrowers performing as expected, credit performance of new and enhanced lending products, unemployment rates, the volume of bankruptcies, collections capabilities and recoveries of previously written-off loans and receivables;

•
the company's ability to continue to grow loans, which may be affected by increasing competition, brand perceptions and reputation, the company's ability to manage risk, the behavior of Card Members and their actual spending and borrowing patterns, and the company's ability to issue new and enhanced card products, offer attractive non-card lending products, capture a greater share of existing Card Members' spending and borrowings, reduce Card Member attrition and attract new customers;

•
the company's net interest yield on average Card Member loans not remaining consistent with current expectations, which will be influenced by, among other things, the difference between the prime rate and the company's cost of funds, changes in consumer behavior that affect loan balances (such as paydown rates), the company's Card Member acquisition strategy, changes in the level of loans at promotional rates, pricing changes, product mix and credit actions, including line size and other adjustments to credit availability, which could be impacted by, among other things, changes in benchmark interest rates, competitive pressure and regulatory constraints;

•
the company's cost of Card Member services growing inconsistently from expectations, which will depend in part on the company's inability to cost effectively enhance card products and services to make them attractive to Card Members; the degree of interest of Card Members in the value propositions offered by the company; increasing competition, which could result in needing to offer additional benefits and services; and the pace and cost of the expansion of the company's global lounge collection;

•
the actual amount to be spent on customer engagement, which will be based in part on the factors identified in the preceding paragraph; management's assessment of competitive opportunities; overall business performance and changes in macroeconomic conditions; Card Member behavior as it relates to their spending patterns, including the level of spend in bonus categories, and the redemption of rewards; costs related to reward point redemptions, advertising and Card Member acquisition; the company's ability to continue to shift Card Member acquisition to digital channels; contractual obligations with business partners and other fixed costs and prior commitments; management's ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities; and the company's ability to realize efficiencies, optimize investment spending and control expenses to fund such spending;

•
the ability of the company to control operating expense growth, which could be impacted by the need to increase significant categories of operating expenses, such as consulting or professional fees, including as a result of increased litigation, compliance or regulatory-related costs or fraud costs; higher than expected employee levels; an inability to innovate efficient channels of customer interactions, such as chat supported by artificial intelligence, or customer acquisition; the impact of changes in foreign currency exchange rates on costs; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; management's decision to increase or decrease spending in such areas as technology, business and product development and sales forces; greater-than-expected inflation; and the level of M&A activity and related expenses;

•
the company's tax rate not remaining consistent with current expectations, which could be impacted by, among other things, the company's geographic mix of income, further changes in tax laws and regulation, unfavorable tax audits and other unanticipated tax items;

•
the company's ability to strengthen its leadership in the premium segment, which will be impacted in part by competition, brand perceptions (including perceptions related to merchant coverage) and reputation and the ability of the company to develop and market value propositions that appeal to Card Members and new customers and offer attractive services and rewards programs, which will depend in part on ongoing investments, new product innovation and development, Card Member acquisition efforts and enrollment processes, including through digital channels, and infrastructure to support new products, services and benefits;

•
the ability of the company to extend its leadership in commercial payments, which will depend in part on competition, the willingness and ability of companies to use credit and charge cards for procurement and other business expenditures as well as use other payment products for financing needs, perceived or actual difficulties and costs related to setting up card-based B2B payment platforms, the ability of the company to offer attractive value propositions to potential customers, the company's ability to enhance and expand its payment and lending solutions and the company's ability to grow internationally, including through digital acquisitions and customer engagement capabilities;

•
the ability of the company to innovate and strengthen its global network, which will depend in part on the ability of the company to update its systems and platforms, the amount the company invests in the network and its ability to make funds available for such investments, and technological developments, including capabilities that allow greater digital connections;

•
the ability of the company to play a more essential role in the digital lives of its customers, which will depend on the company's success in evolving its products and processes for the digital environment, introducing new features in the Amex app and offering attractive value propositions to Card Members to incentivize the use of and enhance satisfaction with the company's digital channels and the company's products as a means of payment through online and mobile channels, building partnerships and executing programs with other companies, developing digital capabilities and artificial intelligence to address travel and lifestyle needs and successfully integrating platforms we may acquire, all of which will be impacted by investment levels, new product innovation and development and infrastructure to support new products, services and benefits;

•
the possibility that the company will not execute on its plans to expand the merchant base, which will depend in part on the success of the company, OptBlue merchant acquirers  and GNS partners in signing merchants to accept American Express, which could be impacted by the value propositions offered to merchants, OptBlue merchant acquirers and GNS partners, as well as the awareness and willingness of Card Members to use American Express cards at small merchants and of those merchants to accept American Express cards;

•
the ability of the company to realize the benefits from its strategic partnership with PayPal and provide innovative ways for Card Members to pay online and make P2P transfers, which is dependent on the ability of the companies to collaborate and develop capabilities, features and functionalities, successfully integrate them in their platforms and technologies and launch the solutions in accordance with agreed upon conditions;

•
a failure in or breach of the company's operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyber attacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;

•
legal and regulatory developments, which could require the company to make fundamental changes to many of its business practices, including our ability to continue certain GNS and other partnerships; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations, or ability to pay dividends or repurchase stock; or result in harm to the American Express brand; and

•
factors beyond the company's control such as changes in global economic and business conditions, consumer and business spending generally, the availability and cost of capital, unemployment rates, geopolitical conditions, Brexit, trade policies, foreign currency rates and interest rates, as well as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics or terrorism, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company and its results of operations or disrupt the company's global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in American Express Company's Annual Report on Form 10-K for the year ended December 31, 2017, the company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2018 and the company's other reports filed with the Securities and Exchange Commission.

American Express Company	(Preliminary)
Appendix I
Reconciliations of Adjustments

Q4'18
Effective Tax Rate Excluding Discrete Tax Items
Effective tax rate	(9.8%)
Discrete tax impacts (X)	27.1%
Effective tax rate excluding discrete tax items	17.3%

             (X)  Reflects changes in the tax method of accounting for certain expenses; the resolution of certain prior years' tax audits, and an adjustment to the Company's 2017 provisional tax charge related to the Tax Act.